Exhibit 99.21

FORM OF LETTER TO CLIENTS OF BROKERS, DEALERS, CUSTODIAN BANKS AND OTHER NOMINEE HOLDERS

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

Nontransferable Rights to Purchase

3,418,467 Units of

$341,846,700 Aggregate Original Principal Amount of 15.0% Senior Secured Notes Due 2017

and

Unit Warrants to Purchase 71,787,807 Shares of Class A Common Stock,

Issuable Upon Exercise of Rights to Subscribe for Such Units

Distributed to Eligible Shareholders

of Central European Media Enterprises Ltd.

[•], 2014

To Our Clients:

Enclosed for your consideration are a prospectus, dated March 24, 2014 (the “Prospectus”), and the “Instructions as to Use of Central European Media Enterprises Ltd. Rights Certificates” relating to the distribution (the “Rights Offering”) by Central European Media Enterprises Ltd., a company incorporated under the laws of Bermuda (the “Company”) of non-transferable rights (“Rights”) at no charge to the holders of record as of 5:00 p.m., New York City time on March 21, 2014 (the “record date”) of its outstanding (a) shares of Class A Common Stock, par value $0.08 per share (the “Class A Common Stock”), (b) share of Series A Convertible Preferred Stock, par value $0.08 per share (the “Series A Preferred Stock”) (allocated on an as-converted basis) and (c) shares of Series B Convertible Redeemable Preferred Stock, par value $0.08 per share (the “Series B Preferred Stock”) (allocated on an as-converted basis as of December 25, 2013).  We refer to the holders of the shares of Class A Common Stock, Series A Preferred Stock and Series B Preferred Stock as of the record date as the “Eligible Securityholders.”

The Company is distributing one (1) Right for every 62.0102 outstanding shares of Class A Common Stock and every 62.0102 shares of Class A Common Stock issuable upon conversion of the outstanding share of Series A Preferred Stock (allocated on an as-converted basis) and upon conversion of the outstanding shares of Series B Preferred Stock (allocated on an as-converted basis as of December 25, 2013).  Each Right will entitle the holder thereof to purchase, at the holder’s election and subject to the satisfaction of the minimum subscription amount (as herein defined), at the subscription price of one hundred dollars ($100.00) (the “Subscription Price”), one (1) unit (each, a “Unit”), consisting of (a) a 15.0% Senior Secured Note due 2017 (each, a “New Note”) in the original principal amount of $100.00 and (b) 21 unit warrants (each, a “Unit Warrant”), with each Unit Warrant entitling the holder thereof to purchase one share of Class A Common Stock.  Eligible Securityholders may only purchase whole Units in denominations of $100.00 per Unit (the “minimum subscription amount”).  As a result, shareholders who hold fewer than 62.0102 shares of Class A Common Stock on the record date will not be able to satisfy the minimum subscription amount and will not be able to participate in the Rights Offering.  The Rights and Units are described the Prospectus.

The Rights may be exercised at any time during the subscription period, which will commence on April 3, 2014 and end at 5:00 p.m., New York City time, on April 25, 2014 (the “Subscription Period”).  The Rights will expire and will have no value unless exercised prior to the expiration of the Subscription Period.

In the Rights Offering, the Company is offering $341,846,700 aggregate original principal amount of the New Notes and 71,787,807 Unit Warrants to purchase an aggregate of 71,787,807 shares of its Class A Common Stock, as described in the Prospectus.

If you send a payment that is insufficient to purchase the number of Units you requested (after any deductions for wire transfer fees, bank charges or similar fees), or if the number of Units requested is not specified in the forms but in each case, which satisfies the minimum subscription amount, the payment received will be applied to exercise your Rights to the fullest extent possible based on the amount of the payment received, subject to the elimination of fractional Units.  If the payment exceeds the Subscription Price for the full exercise of your Rights, or if you subscribe for more Units than you are eligible to purchase, then the excess will be returned to you as soon as practicable, without interest or penalty.  If you send a payment that is insufficient to exercise the minimum subscription amount or you are otherwise ineligible to exercise Rights, your Rights will not be exercised and the entire payment received by the Subscription and Information Agent will be returned to you as soon as practicable, without interest or penalty, following the expiration of the Subscription Period.  See “The Rights Offering” in the Prospectus.

Time Warner Media Holdings, B.V. (“Time Warner” which includes Time Warner Inc. and its affiliates other than us), a wholly-owned indirect subsidiary of Time Warner Inc., is the largest holder of shares of our Class A Common Stock and the sole holder of shares of our Series A Preferred Stock and Series B Preferred Stock.  Pursuant to the Purchase Agreement dated March 21, 2014 (the “Purchase Agreement”), subject to the satisfaction or waiver of certain conditions, Time Warner has committed to exercise in full its subscription privilege in respect of all of the Rights allocated to Time Warner in the Rights Offering in respect of its shares of Class A Common Stock, Series A Preferred Stock and Series B Preferred Stock at the Subscription Price.  In addition, we have agreed to issue to Time Warner, and Time Warner has agreed to purchase, 581,533 Units at the Subscription Price in a private placement to be closed contemporaneously with the Rights Offering (the “TW Private Placement”).  Under the Purchase Agreement, Time Warner has also committed to purchase at the Subscription Price in a private offering to be closed contemporaneously with the Rights Offering (the “Backstop Private Placement”) any and all remaining Units that are not purchased through the exercise of Rights in the Rights Offering.  The exact amount of Units to be purchased by Time Warner in the Backstop Private Placement will vary depending upon the number of Units purchased through the exercise of Rights in the Rights Offering by our eligible shareholders (other than Time Warner).

Subject to satisfying the minimum subscription amount, you may exercise all or a portion of your Rights, or you may choose not to exercise any of your Rights at all.  If you choose not to exercise your Rights in full (subject to satisfaction of the minimum subscription amount), your ownership interest in the Company may be diluted by issuances of Class A Common Stock upon exercise of Unit Warrants by others.  Please see the discussion of risk factors related to the

Rights Offering, including dilution, and no revocation of your decision to exercise, under the heading “Risk Factors—Risks Related to the Rights Offering,” in the Prospectus.

Once you have exercised your Rights, such exercise may not be revoked, canceled or changed, even if you subsequently learn information about us or our business, financial position, results of operations or cash flows that is material or adverse or that you otherwise consider to be unfavorable.

The Rights will be evidenced by a rights certificate registered in the name of the record holder.  Your shares are held in “street name” through a broker, dealer, custodian bank or other nominee; therefore, the broker, dealer, custodian bank or other nominee is the record holder of the Rights.  The record holder must exercise the Rights and send payment of the aggregate Subscription Price on your behalf.

THE MATERIALS ENCLOSED ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF STOCK CARRIED BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME.  THE RIGHTS MAY ONLY BE EXERCISED PURSUANT TO YOUR INSTRUCTIONS BY US AS THE RECORD OWNER.

IF YOU ARE LOCATED IN THE CZECH REPUBLIC OR HOLD YOUR SHARES OF CLASS A COMMON STOCK THROUGH THE CENTRAL SECURITIES DEPOSITORY PRAGUE (CENTRÁLNÍ DEPOZITÁŘ CENNÝCH PAPÍRŮ, A.S.), PLEASE REFER TO THE CZECH PROSPECTUS CONCERNING THE RIGHTS OFFERING, AS APPROVED BY THE CZECH NATIONAL BANK, A COPY WHICH IS AVAILABLE ON THE COMPANY’S WEBSITE AT www.cetv-net.com/file/u/filings/cme_czech_prospectus_2014.pdf .  THE RIGHTS OFFERING IN THE CZECH REPUBLIC IS MADE EXCLUSIVELY ON THE BASIS OF THE CZECH PROSPECTUS.

Accordingly, we request instructions as to whether you wish us to elect to subscribe for any Units to which you are entitled pursuant to the terms and subject to the conditions set forth in the Prospectus.  We urge you to read the Prospectus carefully before instructing us to exercise your Rights.

If you wish to have us exercise the Rights for any Units to which you are entitled, please so instruct us by completing, executing and returning to us the enclosed Beneficial Owner Election form, as well as IRS Form W-8 or W-9, as applicable.

Your Beneficial Owner Election form should be forwarded to us as promptly as possible in order to permit us to exercise your Rights on your behalf in accordance with the provisions of the Rights Offering. The Rights will expire at the end of the Subscription Period, however, we may require you to submit your forms to us at an earlier date.  Please contact us for our deadline with respect to your submission of the Beneficial Owner Election form.

Additional copies of the enclosed materials may be obtained from Broadridge Corporate Issuer Solutions, Inc., the subscription and information agent for the Rights Offering (the “Subscription and Information Agent”), by calling +1 (855) 793-5068 (toll free).  Any questions or requests for assistance concerning the Rights Offering should be directed to the Subscription and Information Agent.

Very truly yours,

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED MARCH 24, 2014 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE.  COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC., THE SUBSCRIPTION AND INFORMATION AGENT FOR THE RIGHTS OFFERING, BY CALLING +1 (855) 793-5068 (TOLL-FREE).

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

BENEFICIAL OWNER ELECTION FORM

I (We), the beneficial owner(s) of shares of (a) Class A Common Stock, par value $0.08 per share (the “Class A Common Stock”) of Central European Media Enterprises Ltd., a company incorporated under the laws of Bermuda (the “Company”), acknowledge receipt of your letter, the prospectus dated March 24, 2014 (the “Prospectus”), and the other enclosed materials relating to the offering of units (each, a “Unit”), with each Unit consisting of (a) a 15.0% Senior Secured Note due 2017 in the original principal amount of $100.00 (each, a “New Note and (b) 21 unit warrants (each a “Unit Warrant”), with each Unit Warrant entitling the holder thereof to purchase one share of Class A Common Stock, issuable upon the exercise of subscription rights (“Rights”) as described in the Prospectus.

In this form, I (we) instruct you whether to exercise Rights to purchase Units distributed with respect to the Class A Common Stock held by you for my (our) account, pursuant to the terms and subject to the conditions set forth in the Prospectus.

I (We) hereby instruct you as follow:

(CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION)

Box 1. ☐ Please DO NOT EXERCISE RIGHTS for Units.

Box 2. ☐ Please EXERCISE RIGHTS for Units as set forth below.

The number of Rights for which the undersigned gives instructions for exercise under the subscription privilege should not exceed the number of Rights that the undersigned is entitled to exercise.

	Number of Units Subscribed For	Per Unit Subscription Price	Payment
Subscription Privilege		x $100.00	= $
Total Payment Required			= $

Box 3. ☐ Payment in the following amount is enclosed: $                    .

Box 4. ☐ Please deduct payment of $                 from the following account maintained by you:

(The total of Box 3 and 4 must equal the total payment specified above)

Type of Account:                                  Account No.:

I (We) on my (our) behalf, or on behalf of any other person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

•                  irrevocably elect to purchase the number of Units indicated above upon the terms and conditions specified in the Prospectus; and

•                  agree that if I (we) fail to pay for the Units I (we) have elected to purchase, you may exercise any remedies available to you under law.

Name of beneficial owner(s):

Signature of beneficial owner(s):

Date:

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another acting in a fiduciary or representative capacity, please provide the following information:

Name:

Capacity:

Address (including Zip Code):

Telephone Number:

PLEASE NOTE:

If you check Box 1, please sign and date this form and mail it to your broker, custodian bank or your other nominee that holds your shares. If you do not check Box 1, please do the following:

•                  Check Box 2 and fill out the table shown in Box 2.

•                  Check Box 3 and/or Box 4 and fill out the information indicated under Box 3 and/or Box 4.

•                  Sign and date this form and mail it to your broker, custodian bank or other nominee that holds your shares.

PLEASE MAKE SURE THAT YOU USE THE CORRECT ADDRESS.  You may want to check this address with your broker.

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED MARCH 24, 2014 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE.  COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC., THE SUBSCRIPTION AND INFORMATION AGENT FOR THE RIGHTS OFFERING, BY CALLING +1 (855) 793-5068 (TOLL-FREE).

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

UNITS CONSISTING OF A 15.0% SENIOR SECURED NOTE DUE 2017 IN THE ORIGINAL PRINCIPAL AMOUNT OF $100.00 AND 21 UNIT WARRANTS TO PURCHASE ONE SHARE OF CLASS A COMMON STOCK UPON EXERCISE OF THE RIGHTS

NOMINEE HOLDER CERTIFICATION

The undersigned, a bank, broker, trustee, depository or other nominee holder of subscription rights (the “Rights”) to purchase units (each, a “Unit”), consisting of (a) a 15.0% Senior Secured Note due 2017 in the original principal amount of $100.00 (each, a “New Note”) and (b) 21 unit warrants (each a “Unit Warrant”), with each Unit Warrant entitling the holder thereof to purchase one share of Class A Common Stock, par value $0.08 per share of Central European Media Enterprises Ltd., a company incorporated under the laws of Bermuda (the “Company”), pursuant to the rights offering (the “Rights Offering”) described in the Company’s prospectus dated March 24, 2014 (the “Prospectus”), hereby certifies to the Company and Broadridge Corporate Issuer Solutions, Inc., as Subscription and Information Agent for the Rights Offering, that the undersigned has exercised on behalf of the beneficial owners thereof (which may include the undersigned), the subscription privilege as to the number of Units specified below on behalf of beneficial owners of Rights:

NUMBER OF SHARES OWNED ON RECORD DATE	NUMBER OF SHARES SUBSCRIBED FOR PURSUANT TO SUBSCRIPTION PRIVILEGE
1.
2.
3.
4.
5.

Name of Bank, Broker, Trustee, Depository or Other Nominee

By:
Authorized Signature

Name:
(Please print or type)

Title:
(Please print or type)

Depository Trust Company (“DTC”) Participant Number

Participant:

By:
Authorized Signature

Name:
(Please print or type)

Title:
(Please print or type)

DTC Subscription Confirmation Number(s)